                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
DECODE GENETICS                             STERN INVESTOR RELATIONS, INC.
Joy Bessenger                               Lilian Stern
+354 693 7351                               +1 (212) 362 1200
+1 (917) 322 2282                           lilian@sternir.com
ir@decode.is

    deCODE genetics Announces Year End 2002 Financial Results

    NEW ALLIANCES, DRUG DISCOVERY CAPABILITIES POSITION DECODE TO CREATE GROWING, PRODUCT-DRIVEN VALUE FROM ITS BREAKTHROUGHS IN HUMAN GENETICS

Reykjavik, ICELAND, March 31, 2003 - deCODE genetics (Nasdaq/Nasdaq Europe:
DCGN) today announced its consolidated financial results for the year ended December 31, 2002. As previously announced, the company is restating its financial results related to the company's agreement with Applied Biosystems to develop genotypic analysis products, which was terminated in the fourth quarter 2002, and for certain other matters. These restatements have no effect on the company's cash flow or cash position and do not affect the company's stated financial guidance for 2002. A conference call to discuss the year's results, operating highlights and the restatement of certain financial results will be webcast live tomorrow, Tuesday, April 1, at 8:00am EST/1:00 pm GMT (details below).

RESTATEMENT OF FINANCIAL RESULTS

In the fourth quarter 2002, deCODE and Applied Biosystems terminated their agreement to develop and market genotypic analysis products. In relation to this agreement, deCODE is restating its quarterly 2002 and full-year and quarterly 2001 financial results. Additionally, as described below, the company will restate its earnings per share calculations for the years 1999 through 2001 and for the nine month period ended September 30, 2002. These restatements have no effect on the company's cash flow or cash position and do not affect the company's stated financial guidance for 2002.

deCODE, with the concurrence of its auditors, PricewaterhouseCoopers LLP, has reassessed its previously reported accounting for the Applied Biosystems agreement, entered into in July 2001. According to the "percentage of completion" model that had been used to account for revenue under the ABG agreement, revenues were recognized on the basis of work completed in a given reporting period as compared to the total work required under the agreement. The company, with the concurrence of its auditors, has determined that the recognition of revenue and development costs associated with the agreement should be deferred either until development efforts are completed or the agreement is terminated, as was the case. As a result, the total revenue and development costs under the agreement, $6.3 million and $0.8 million, respectively, will be recognized in the fourth quarter of 2002. Revenues of $5.4 million and $8.2 million and costs of $0.3 million and $0.5 million previously reported in 2001 and through the first three quarters of 2002, respectively, will be deducted from the company's previously reported results for these periods. The principal impact of this restatement on quarterly 2002 results is a decrease in revenue in the first and second quarters of $4.2 and $4.0 million, respectively.

In conjunction with the finalization of the company's audit for 2002, the company, with the concurrence of its auditors, has also restated the company's accounting for other matters. With regard to the company's 2001 and 2002 results, the company has corrected its accounting for currency swaps and certain other minor items, the impact of which is a decrease in net operating loss for the full-year 2001 of $0.3 million and a decrease of $1.7 million in the company's net operating loss for the nine month period ended September 30, 2002. The company has also corrected the basis for earnings per share calculations to exclude restricted shares associated with non-recourse promissory notes issued under the company's equity incentive plan. The exclusion of these restricted shares reduces the number of weighted shares outstanding and therefore increases the basic loss per share. With all of the above corrections, loss per share for 2002 is $2.65, and loss per share for 2001 increases from $1.08 to $1.27. The application of the corrected basis for earnings per share calculations results in an increase in loss per share from $1.63 to $1.81 in 2000, and an increase in loss per share in 1999 from $9.65 to $12.34.

The company is restating its quarterly 2002 and full-year and quarterly 2001 results to reflect the above-mentioned accounting corrections. The effect on the company's consolidated statements of operations for the 2002 and full-year 2001 periods can be seen in the tables attached below and will be incorporated into the company's amended annual report on Form 10-K for 2001 and its amended quarterly reports on Form 10-Q for the first three quarters of 2002 to be filed with the Securities and Exchange Commission. All results from 2001 referred to in the text below are from the restated results.

2002 FINANCIAL RESULTS

Revenue for the year ended December 31, 2002 was $41.1 million, versus $26.1 million for the full-year 2001. This increase is the result of the growth of deCODE's product development and service businesses, including the integration of the company's pharmaceuticals and biostructures groups early last year, as well as the restatement of revenue described above. At the end of 2002, the company had $14.2 million in deferred research revenue, all of which is cash that has been received but that will be recognized over future reporting periods.

In the third quarter 2002, deCODE recorded impairment, employee termination benefits and other charges of $65.0 million. These charges were the result mainly of the company's review of the carrying value of its long-lived assets, including goodwill and other long-lived assets resulting from the acquisition of MediChem Life Sciences in March 2002, and of the implementation of a significant cost-reduction plan in the third quarter 2002. The impairment review was a result of the company's cost reductions as well as overall business and market conditions. The amount of the goodwill impairment corresponds to the decline of deCODE's share price from the beginning of 2002, which was the basis of the stock-for stock acquisition price of MediChem.

Net loss for the year ended December 31, 2002 was $130.0 million, versus $52.7 million for the year ago period. The company's 2002 results include impairment, employee termination benefits and other charges of $65.0 million or $1.32 per share. In addition to the impact of these charges, the increase in net loss versus the year-ago period reflects higher spending for R&D and for selling and general and administrative activities.

Basic and diluted net loss per share increased to $2.65 for the full year 2002 from $1.27 for 2001. This increase reflects the higher net loss for 2002 compared to 2001, including the impact of the above-mentioned charges in the third quarter 2002, offset in part by the higher average number of shares outstanding for 2002. The difference in the average number of shares outstanding is the result principally of the company's acquisition of MediChem in late March 2002. At December 31, 2002, the company had approximately 53.5 million shares outstanding.

Research and development expenses for the year 2002 were $86.0 million, compared to $71.0 for 2001. The increase reflects spending related to the range of our disease-gene research programs, the initiation of downstream work on targets already identified, and the integration of our pharmaceuticals and biostructures groups, offset in part by cost control measures implemented at the end of the third quarter of 2002.

Selling, general and administrative expenses for the full-year 2002 were $21.5 million, compared to $12.4 for the full year 2001. This increase was the result principally of additional salaries and other expenses associated with the acquisition of our pharmaceuticals and biostructures groups.

At the close of 2002, the company had $93.2 million in cash and cash equivalents, including $6 million in restricted cash.

"Over the past year we have put in place key elements for the achievement of our long-term strategy of applying our growing list of population-validated targets to the development of drugs and diagnostics for common diseases. At the same time, we have expanded our range of corporate alliances across our product-development and service businesses, establishing a solid and growing base of revenue. Through the acquisition of MediChem last spring, we gained integrated drug discovery capabilities that we are leveraging to capture more of the potential product revenue from our discoveries. Our alliance with Merck and the extension of our alliance with Roche from gene discovery into drug discovery and development are clear examples of the strategic value of these assets. The uniquely integrated approach we are able to offer in gene discovery, pharmacogenomics and clinical trials has recently attracted new partners including Pharmacia, Wyeth and Vertex," said Kari Stefansson, CEO of deCODE.

"In 2003 we are focusing on expanding and advancing our product pipeline across our business. In January we signed a strategic alliance with IBM, a truly world-class partner for commercializing our unique expertise in bioinformatics. As we have said, we are also actively pursuing the possibility of accelerating our drug development efforts by leveraging chemistry work that may already exist on our targets. In the coming months we hope to share with you milestones in our work with Merck and Roche Diagnostics and new alliances in our service businesses," Dr. Stefansson continued. "As we have already announced, we, in concurrence with our auditors, have determined to correct the accounting for several items in our financial results, and are thus restating certain earlier financial results. In this regard I would like to underscore that these corrections do not affect our cash position, which remains strong and which we aim to conserve for deployment in our product development programs."

Year 2002 highlights include:

ACQUISITIONS

- MEDICHEM LIFE SCIENCES. In March 2002, deCODE acquired MediChem Life Sciences in a stock-for stock transaction. The acquisition has been a key element in the implementation of deCODE's strategy to create and capture the greatest possible value from its discoveries in the genetics of common diseases. Chicago-based MediChem and its Seattle-based subsidiary Emerald BioStructures have become deCODE's pharmaceuticals and biostructures groups. They provide deCODE and its partners with expertise in structural proteomics; lead discovery and optimization; combinatorial, computational and medicinal chemistry; biocatalysis; analytical and separations chemistry; chemical synthesis and scale-up; and clinical trials management and regulatory approvals. These capabilities have enabled deCODE to advance its proprietary drug discovery programs; negotiate alliances with major pharmaceutical partners that offer much greater potential upside from product development; and to support its drug discovery infrastructure through the continuation of MediChem's service businesses.

STRATEGIC PARTNERSHIPS

- ROCHE. In January 2002, deCODE extended its alliance with Roche through a three-year agreement focused on turning the achievements of the companies' 1998 gene discovery collaboration into novel therapeutics. Under the 1998 agreement, deCODE identified key genetic factors involved in ten major diseases: osteoarthritis, Alzheimer's disease, schizophrenia, peripheral arterial occlusive disease (PAOD), stroke, osteoporosis, obesity, anxiety, type 2 diabetes and rheumatoid arthritis. The new alliance extends this partnership to leverage deCODE's expanded capabilities in drug discovery and development. Roche is providing deCODE with research funding to increasingly focus over the next two years on downstream research in a selection of four of the diseases covered by the earlier agreement, including schizophrenia and stroke. deCODE retains rights to its discoveries in the eight diseases not carried over from the earlier agreement.

- PHARMACIA. deCODE formed a pharmacogenomics alliance with Pharmacia Corporation, under which deCODE has employed its population resources and Clinical Genome Miner(TM) discovery system to find genetic markers that can be used to identify patients who are highly predisposed to progressing from an early to an advanced form of heart disease. The goal is to use this information as the basis for clinical trials. These trials would aim to establish the utility of these genetic markers in identifying patients likely to benefit from cardiovascular drugs under development at Pharmacia.

- MERCK. deCODE and Merck formed a major alliance to develop new treatments for obesity. Under the alliance, deCODE and Merck will combine their research efforts in the genetics of obesity to identify, validate and prioritize a series of drug targets to take into development. The goal of the alliance is to accelerate the discovery of new drugs to fight obesity, one of the fastest-growing public health challenges in the industrialized world. Under the terms of the three-year agreement, deCODE will receive substantial research funding, technology access and license fees, milestone payments as compounds developed under the alliance advance in the development process, as well as royalties on successfully marketed alliance drugs. Exclusive of royalties, the agreement has a potential value to deCODE of more than $90 million if Merck were to develop and market more than one product from the alliance.

- WYETH. In November 2002, deCODE and Wyeth announced a pharmacogenomics collaboration in respiratory disease, under which deCODE will use its expertise in in vitro pharmacogenomics to generate gene expression data related to one of Wyeth's candidate drugs. For this study, deCODE will isolate peripheral blood mononuclear cells from patients and generate gene expression profiles of cells through in vitro exposure to the candidate drug. Identifying gene expression patterns in relation to the compound could facilitate the selection of the most appropriate patient cohorts for clinical development.

RESEARCH AND DEVELOPMENT

- DRUG DISCOVERY. In 2002, we conducted functional studies and high-throughput compound screens using our targets in schizophrenia, stroke and PAOD. Through this work we have established that our population genetics approach is leading us to the identification of novel drug targets causally involved in the pathogenesis of some of the biggest and most complex public health challenges. Our gene discoveries have also led us to identify druggable targets, and we are now developing leads identified through the screening process.

- CONTINUED LEADERSHIP IN GENE AND TARGET DISCOVERY. Over the past year our population genetics approach has led us to the discovery of key genes and drug targets in myocardial infarction, hypertension, type-2 diabetes, osteoporosis and osteoarthritis. These discoveries underline our global leadership in gene discovery, and we are applying markers and drug targets identified through our work to our product development programs in diagnostics and drug discovery. In 2002, we also confirmed our findings in several of these diseases in other populations, reinforcing our belief that the targets we are pulling out of our work in Iceland are indeed providing the basis for the creation of products with worldwide market potential in major diseases.

- BIOSTRUCTURES AND CANCER. The company announced that scientists from its Seattle-based biostructures group have generated the first three-dimensional image of how the cancer drug topotecan binds to the topoisomerase I enzyme and DNA to prevent cell division and proliferation. The company is applying this new information to discover new cancer therapies within the same family of compounds. The discovery reaffirms the value of deCODE's capabilities in protein crystallography for discovering new and potentially more effective ways of selecting drug targets and understanding how drugs work.

FINANCE AND OPERATIONS

- IMPAIRMENT, EMPLOYEE TERMINATION BENEFITS, AND OTHER CHARGES. In September, deCODE announced the implementation of a cost-reduction plan under which the company reduced its total worldwide headcount by approximately 200, focusing in particular on utilizing ongoing process automation and increased productivity in its core genetics operations in Reykjavik. As a result of these actions and overall business and market conditions, the company also undertook a review of the carrying value of its long-lived assets, including goodwill. In the third quarter deCODE recorded impairment, employee termination benefits and other charges of $65.0 million. The majority of the asset impairment charges relate to assets resulting from the acquisition of MediChem Life Sciences in March 2002. The amount of the goodwill impairment corresponds to the decline of deCODE's share price since the beginning of the year, which was the basis of the stock-for stock acquisition price of MediChem.

- CASH POSITION. At December 31, 2002, the company had $93.2 million in cash and cash equivalents, including $6 million in restricted cash.

About deCODE

deCODE is using population genetics to create a new paradigm for healthcare. With its uniquely comprehensive population data, deCODE is turning research on the genetic causes of common diseases into a growing range of products and services -- in gene and drug discovery, DNA-based diagnostics, pharmacogenomics, bioinformatics, and clinical trials. deCODE's pharmaceuticals group, based in Chicago, and deCODE's biostructures group, based in Seattle, conduct downstream development work on targets derived from deCODE's proprietary research in human genetics as well as contract service work for pharmaceutical and biotechnology companies. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

CONFERENCE CALL INFORMATION

A conference call, during which deCODE President and CEO Kari Stefansson and

Executive Vice President and Senior Business Officer Hannes Smarason will discuss financial results and operating highlights from the past year, will be webcast tomorrow, Tuesday, April 1, at 8:00am EST/1:00 pm GMT. Please note that as British and European summer time come into effect on March 30, the call will begin at 2pm in United Kingdom and 3pm in Western Europe. The webcast can be accessed via the Investors section of deCODE's website, www.decode.com, through www.streetevents.com, or, for non-subscribers to StreetEvents, on www.companyboardroom.com. A replay of the call will be available on these websites for the following week. A digitized telephone replay of the call can be accessed for the week following the call by dialing 1 800 475 6701 from the US, or +1 320 365 3844 from outside the US. The access code is 678820.

                 Condensed Consolidated Statements of Operations

                                                                FOR THE YEARS ENDED
                                                                    DECEMBER 31,
                                                    --------------------------------------------------
                                                    2002                 2001                 2000
                                                    --------------------------------------------------
                                                    (in thousands, except share and per share amounts)
                                                    --------------------------------------------------
                                                 (Unaudited)         As restated          As restated(1)
                                                                     (Unaudited)          (Unaudited)


Revenue ................................        $     41,065         $     26,099         $     21,545
OPERATING EXPENSES
    Research and Development ...........              86,036               70,954               45,742
    Selling, general and
       administrative ..................              21,502               12,402               15,373
    Impairment, employee termination
       benefits and other charges ......              64,999                    0                    0

                                                     -------               ------               ------
       Total operating expense .........             172,537               83,356               61,115
                                                     -------               ------               ------
Operating loss .........................            (131,472)             (57,257)             (39,570)


Interest income ........................               2,954                6,925                7,378


Interest expense .......................              (3,079)                (440)                (495)

Other non-operating income (expense),
  net ..................................               1,232               (1,943)               1,568
                                                     -------               ------               ------
Net loss before cumulative effect of
  change in accounting principle .......            (130,365)             (52,715)             (31,119)
Cumulative effect of change in milestone
  recognition principle ................                 333                    0                    0
                                                     -------               ------               ------
Net loss ...............................            (130,032)             (52,715)             (31,119)
Accrued dividends and amortized
  discount on preferred stock ..........                   0                    0               (7,541)
                                                     -------               ------               ------
Net loss available to common
  Shareholders .........................        $   (130,032)        $    (52,715)        $    (38,660)
                                                     =======               ======               ======
Basic and diluted net loss per share:
  Net loss before cumulative effect of
    change in accounting principle .....        $      (2.66)        $      (1.27)        $      (1.81)
  Cumulative effect of change in
    milestone revenue recognition method                0.01                    0                    0
                                                     -------               ------               ------
  Net loss .............................        $      (2.65)               (1.27)        $      (1.81)
                                                     =======               ======               ======
Shares used in computing basic and
  diluted net loss per share ...........          49,098,254           41,634,009           21,381,256
Pro forma amounts assuming new
  milestone revenue recognition method
  is applied retroactively:

  Revenue ..............................                             $     23,182         $     22,670
  Net loss .............................                                  (55,632)             (29,994)
 Basic and diluted net loss per share ..                                    (1.34)               (1.40)


1. RESTATEMENT FOR 2000 RELATES SOLELY TO THE CALCULATION OF LOSS PER SHARE.

     RESTATEMENT OF FY 2001 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          FOR THE YEAR ENDED
                                                           DECEMBER 31, 2001
                                               --------------------------------------------------
                                                 As restated                         As previously
                                                                                       reported
                                               --------------------------------------------------
                                               (in thousands, except share and per share amounts)
                                               --------------------------------------------------
                                                 (Unaudited)                         (Unaudited)

Revenue ................................      $     26,099                           $     31,551
OPERATING EXPENSES
    Research and Development ...........            70,954                                 71,797
    Selling, general and
       administrative ..................            12,402                                 12,402
    Impairment, employee termination
       benefits and other charges ......                 0                                      0
                                              ------------                           ------------
       Total operating expense .........            83,356                                 84,199
                                              ------------                           ------------
Operating loss .........................           (57,257)                               (52,648)

Interest income ........................             6,925                                  6,925


Interest expense .......................              (440)                                  (440)

Other non-operating income (expense),
  net ..................................            (1,943)                                (1,675)
                                              ------------                           ------------
Net loss ...............................      $    (52,715)                          $    (47,838)
                                              ============                           ============

Basic and diluted net loss per share ...      $      (1.27)                          $      (1.08)

Shares used in computing basic and
  diluted net loss per share ...........        41,634,009                             44,289,911
Pro forma amounts assuming new
  milestone revenue recognition method
  is applied retroactively:
  Revenue ..............................      $     23,182                           $     28,634
  Net loss .............................           (55,632)                               (50,755)
  Basic and diluted net loss per share..             (1.34)                                 (1.15)

     RESTATEMENT OF 1Q2002 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



                                                        FOR THE 3 MONTH PERIOD ENDED
                                                                MARCH 31, 2002
                                                --------------------------------------------------
                                                 As restated                         As previously
                                                                                     reported
                                                --------------------------------------------------
                                                (in thousands, except share and per share amounts)
                                                --------------------------------------------------
                                                 (Unaudited)                          (Unaudited)

Revenue ................................        $      5,258                         $      9,486
OPERATING EXPENSES
    Research and Development ...........              18,292                               17,918
    Selling, general and
       administrative ..................               3,302                                3,527

                                                ------------                         ------------
       Total operating expense .........              21,594                               21,445
                                                ------------                         ------------
Operating loss .........................             (16,336)                             (11,959)


Interest income ........................                 862                                  862
Interest expense .......................                (274)                                (274)

Other non-operating income (expense),
  net ..................................                 617                                 (156)
                                                ------------                         ------------
Net loss before cumulative effect of
  change in accounting principle .......             (15,131)                             (11,527)
Cumulative effect of change in milestone
  recognition principle ................                 333                                  333
                                                ------------                         ------------
Net loss ...............................        $    (14,798)                        $    (11,194)
                                                ============                         ============
Basic and diluted net loss per share:
  Net loss before cumulative effect of
    change in accounting principle .....        $      (0.35)                        $      (0.25)
  Cumulative effect of change in
    milestone revenue recognition method                0.01                                 0.01
                                                ------------                         ------------
  Net loss .............................        $      (0.34)                        $      (0.24)
                                                ============                         ============
Shares used in computing basic and
  diluted net loss per share ...........          43,471,256                           46,073,358

     RESTATEMENT OF 2Q2002 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        FOR THE 3 MONTH PERIOD ENDED
                                                                JUNE 30, 2002
                                               --------------------------------------------------
                                                 As restated                         As previously
                                                                                        reported
                                               --------------------------------------------------
                                               (in thousands, except share and per share amounts)
                                               --------------------------------------------------
                                                (Unaudited)                           (Unaudited)

Revenue .................................     $      9,442                           $     13,410
OPERATING EXPENSES
    Research and Development ............           24,040                                 23,295
    Selling, general and
       administrative ...................            5,076                                  5,840
                                              ------------                           ------------
       Total operating expense ..........           29,116                                 29,135
                                              ------------                           ------------
Operating loss ..........................          (19,674)                               (15,725)
Interest income .........................              696                                    696
Interest expense ........................           (1,336)                                (1,336)
Other non-operating income (expense),
  net ...................................              554                                   (467)
                                              ------------                           ------------
Net loss ................................     $    (19,760)                          $    (16,832)
                                              ============                           ============
Basic and diluted net loss per share ....     $      (0.39)                          $      (0.32)

Shares used in computing basic and
  diluted net loss per share ............       50,778,836                             53,393,701


RESTATEMENT OF CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2002

                                                         FOR THE 6 MONTH PERIOD ENDED
                                                                JUNE 30, 2002
                                                --------------------------------------------------
                                                 As restated                         As previously
                                                                                       reported
                                                --------------------------------------------------
                                                (in thousands, except share and per share amounts)
                                                --------------------------------------------------
                                                 (Unaudited)                          (Unaudited)

Revenue ................................        $     14,700                        $     22,896
OPERATING EXPENSES
    Research and Development ...........              42,332                              41,213
    Selling, general and
       administrative ..................               8,378                               9,367
                                                ------------                        ------------
       Total operating expense .........              50,710                              50,580
                                                ------------                        ------------
Operating loss .........................             (36,010)                            (27,684)
Interest income ........................               1,558                               1,558
Interest expense .......................              (1,610)                             (1,610)
Other non-operating income (expense),
  net ..................................               1,171                                (623)
                                                ------------                        ------------
Net loss before cumulative effect of
  change in accounting principle .......             (34,891)                            (28,359)
Cumulative effect of change in milestone
  recognition principle ................                 333                                 333
                                                ------------                        ------------
Net loss ...............................        $    (34,558)                       $    (28,026)
                                                ============                        ============
Basic and diluted net loss per share:
  Net loss before cumulative effect of
    change in accounting principle .....        $      (0.74)                       $      (0.57)
  Cumulative effect of change in
    milestone revenue recognition method                0.01                                0.01
                                                ------------                        ------------
  Net loss .............................        $      (0.73)                       $      (0.56)
                                                ============                        ============
Shares used in computing basic and
  diluted net loss per share ...........          47,139,282                          49,747,274

     RESTATEMENT OF 3Q2002 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        FOR THE 3 MONTH PERIOD ENDED
                                                             SEPTEMBER 30, 2002
                                              --------------------------------------------------
                                                 As restated                       As previously
                                                                                     reported
                                              --------------------------------------------------
                                              (in thousands, except share and per share amounts)
                                              --------------------------------------------------
                                                 (Unaudited)                        (Unaudited)

Revenue ..............................        $      8,982                         $      8,982
OPERATING EXPENSES
    Research and Development .........              24,002                               23,467
    Selling, general and
       administrative ................               5,607                                5,925
    Impairment, employee termination
       benefits and other charges ....              64,790                               64,790
                                              ------------                         ------------

       Total operating expense .......              94,399                               94,182
                                              ------------                         ------------
Operating loss .......................             (85,417)                             (85,200)



Interest income ......................                 711                                  711


Interest expense .....................                (589)                                (812)

Other non-operating income (expense),
  net ................................                 100                                 (393)
                                              ------------                         ------------
Net loss .............................        $    (85,195)                        $    (85,694)
                                              ============                         ============
Basic and diluted net loss per share..        $      (1.67)                        $      (1.61)

Shares used in computing basic and
  diluted net loss per share .........          50,958,332                           53,184,256

RESTATEMENT OF CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                         FOR THE 9 MONTH PERIOD ENDED
                                                             SEPTEMBER 30, 2002
                                              --------------------------------------------------
                                                 As restated                       As previously
                                                                                     reported
                                              --------------------------------------------------
                                              (in thousands, except share and per share amounts)
                                              --------------------------------------------------
                                                 (Unaudited)                        (Unaudited)

Revenue ................................      $     23,682                         $     31,878
OPERATING EXPENSES
    Research and Development ...........            66,334                               64,680
    Selling, general and
       administrative ..................            13,985                               15,292
    Impairment, employee termination
       benefits and other charges ......            64,790                               64,790
                                              ------------                         ------------
       Total operating expense .........           145,109                              144,762
                                              ------------                         ------------
Operating loss .........................          (121,427)                            (112,884)
Interest income ........................             2,269                                2,269
Interest expense .......................            (2,199)                              (2,422)
Other non-operating income (expense),
  net ..................................             1,271                               (1,016)
                                              ------------                         ------------
Net loss before cumulative effect of
  change in accounting principle .......          (120,086)                            (114,053)
Cumulative effect of change in milestone
  recognition principle ................ .             333                                  333
                                              ------------                         ------------
Net loss ...............................      $   (119,753)                        $   (113,720)
                                              ============                         ============
Basic and diluted net loss per share:
  Net loss before cumulative effect of
    change in accounting principle .....      $      (2.48)                        $      (2.25)
  Cumulative effect of change in
    milestone revenue recognition method              0.01                                 0.01
                                              ------------                         ------------
  Net loss .............................      $      (2.47)                        $      (2.24)
                                              ============                         ============
Shares used in computing basic and
  diluted net loss per share ...........        48,425,673                           50,754,846


deCODE expects to issue restated financial statements for 2001 and for the first three quarters of 2002 and to file its amended annual report on Form 10-K for 2001 and its amended quarterly reports on Form 10-Q for the first three quarters of 2002 as soon as possible. Until such restated financial statements are issued, deCODE's historical financial information, including without limitation that contained in deCODE's previously filed annual report on Form 10-K for the year ended December 31, 2001 and its previously filed quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, is qualified by the information contained in this press release as to the impact of the restatement described above.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, and the timing of events, to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE's filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.